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                                LOCK-UP AGREEMENT

                                                                   July __, 1998

Josephthal & Co. Inc.
200 Park Ave.
New York, NY
10166

                                  Re: TTR Inc.

Dear Sirs:

         In order to induce Josephthal & Co. Inc. (the "Underwriter") to enter into an Underwriting Agreement with TTR Inc. (the "Company") which provides for the public offering of securities of the Company pursuant to a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), the undersigned agrees that, without the prior written consent of the Underwriter, the undersigned will not, for a period of SIX months following the date the Registration Statement is declared effective (the "Effective Date") by the Commission, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of any of 64,000 shares of Common Stock of the Company or the warrants to acquire up to 33,000 shares of the Company's Common Stock that the undersigned holds.

         Notwithstanding the above, the undersigned maintains the right to make a private transfer provided that the transferee agrees to be bound by the same restrictions set forth in this agreement.

                                    Yours sincerely,

                                    Biscount Overseas Ltd.

                                    By:  ___________________________
                                    Name:
                                    Title:


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                                LOCK-UP AGREEMENT

                                                                   July __, 1998

Josephthal & Co. Inc.
200 Park Avenue
New York, NY
10166

                                  Re: TTR Inc.

Dear Sirs:

         In order to induce Josephthal & Co., Inc. (the "Underwriter") to enter into an Underwriting Agreement with TTR Inc. (the "Company") which provides for the public offering of securities of the Company pursuant to a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), the undersigned agrees that, without the prior written consent of the Underwriter, the undersigned will not, for a period of NINE months following the date the Registration Statement is declared effective (the "Effective Date") by the Commission, directly or indirectly offer, sell, contract to sell, grant any option to purchase or right to acquire, transfer, hypothecate or dispose of or otherwise encumber any beneficial interest in any of the warrants to acquire shares of the Company's Common Stock that the undersigned holds ("Warrants") or, if such warrants are exercised by the undersigned, the shares issuable upon exercise,.

         In addition, the undersigned agrees that, for a period of SIX months following the Effective Date, the undersigned will not exercise any of the Warrants. In the event that the undersigned exercises the Warrants while the restrictions contained above are in force, such restrictions shall also apply with respect to such shares until nine months following the Effective Date.

         Notwithstanding the above, the undersigned maintains the right to make a private transfer provided that the transferee agrees to be bound by the same restrictions set forth in this agreement.

                                      Yours sincerely,

                                      _____________________________
                                      Signature

                                      _____________________________
                                      Print Name

                                      _____________________________
                                      Print Address

                                      _____________________________
                                      Print Social Security Number
                                      or Taxpayer ID Number



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